    As filed with the Securities and Exchange Commission on June 15, 2000
                             Registration No. 333-
                             _____________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ASIAINFO HOLDINGS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                              752506390
(State or Other jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


                    c/o AsiaInfo Technologies (China), Inc.
                    4th Floor, Zhongdian Information Tower
                   No. 18, Baishiqiao Road, Haidian District
                             Beijing 100086, China
                             Tel: (8610) 6250-1658
       (Address of Registrant's Principal Executive Offices) (Zip Code)

                           ASIAINFO HOLDINGS, INC.
                       1995 INCENTIVE STOCK OPTION PLAN
                           ASIAINFO HOLDINGS, INC.
                       1996 INCENTIVE STOCK OPTION PLAN
                           ASIAINFO HOLDINGS, INC.
                       1997 INCENTIVE STOCK OPTION PLAN
                           ASIAINFO HOLDINGS, INC.
                     1998 INCENTIVE STOCK OPTION PLAN
                            ASIAINFO HOLDINGS, INC.
                       1999 INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plans)

                         James Zhang, General Manager
                            AsiaInfo Holdings, Inc.
                            Techmart of Santa Clara
                     5201 Great America Parkway, Suite 429
                         Santa Clara, California 95054
                              Tel: (408) 970-9788
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

                                   Copy to:
                               Jeffrey M. Maddox
                                Clifford Chance
                           Jardine House, 29th Floor
                              One Connaught Place
                              Central, Hong Kong
                             Tel: (852) 2825-8888
                             Fax: (852) 2825-8800


                                             CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                           Proposed Maximum          Proposed Maximum
Title of Securities                    Amount to be         Offering Price Per       Aggregate Offering         Amount of
 to be Registered                      Registered/(1)/          Share/(2)/                Price/(2)/         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
1995 Incentive Stock Option Plan     1,080,242                  $41.44               $ 44,765,228.48              $11,818.03
Common Stock ($.01 par value)
-----------------------------------------------------------------------------------------------------------------------------
1996 Incentive Stock Option Plan
Common Stock ($.01 par value)        2,315,573                  $41.44               $ 95,957,345.12              $25,332.74
-----------------------------------------------------------------------------------------------------------------------------
1997 Incentive Stock Option Plan     1,300,000                  $41.44               $ 53,872,000.00              $14,222.21
Common Stock ($.01 par value)
-----------------------------------------------------------------------------------------------------------------------------
1998 Incentive Stock Option Plan       721,400                  $41.44               $ 29,894,816.00              $ 7,892.23
Common Stock ($.01 par value)
-----------------------------------------------------------------------------------------------------------------------------
1999 Incentive Stock Option Plan     1,313,000                  $41.44               $ 54,410,720.00              $14,364.43
Common Stock ($.01 par value)
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                               6,730,215                                       $278,900,109.60              $73,629.64
=============================================================================================================================

(1) This Registration Statement also covers an indeterminate number of shares that may be issuable under the AsiaInfo Holdings, Inc. 1995 Incentive Stock Option Plan, AsiaInfo Holdings, Inc. 1996 Incentive Stock Option Plan, AsiaInfo Holdings, Inc. 1997 Incentive Stock Option Plan, AsiaInfo Holdings, Inc. 1998 Incentive Stock Option Plan, and AsiaInfo Holdings, Inc. 1999 Incentive Stock Option Plan because of any stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and 457(h), on the basis of the average of the high and low sales prices of AsiaInfo's Common Stock as reported on the Nasdaq National Market on June 8, 2000.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



                                Explanatory Note

     We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the "Securities Act") to register shares of our Common Stock, par value $.01 per share, issuable under our employee benefit plans (the "Plans") as follows:

1. 1,080,242 shares of Common Stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under our 1995 Incentive Stock Option Plan.

2. 2,315,573 shares of our Common Stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under our 1996 Incentive Stock Option Plan.

3. 1,300,000 shares of our Common Stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under our 1997 Incentive Stock Option Plan.

4. 721,400 shares of our Common Stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under our 1998 Incentive Stock Option Plan.

5. 1,313,000 shares of our Common Stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under our 1999 Incentive Stock Option Plan.

     The information required by Part I of Form S-8 with respect to the foregoing shares is included in documents sent or given to participants in the Plans pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference
        ---------------------------------------

        AsiaInfo Holdings, Inc. ("AsiaInfo") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) AsiaInfo's prospectus filed with the SEC under Rule 424(b) under the Securities Act, in connection with the Registration Statement on Form S-1 No. 333-93199 filed with the Commission on December 21, 1999, the amendment filed on February 3, 2000, the amendment filed on February 17, 2000, the amendment filed on March 1, 2000, and the Registration Statement on Form S-1 No. 333-93199, as amended, which was declared effective on March 2, 2000 by the Commission. The December 21, 1999 prospectus contains the audited financial statements for the fiscal year ended December 31, 1998 and December 31, 1999.

     (b) AsiaInfo's quarterly report No. 001-15713 on Form 10-Q filed with the Commission on May 15, 2000 under Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of AsiaInfo's outstanding Common Stock contained in AsiaInfo's Registration Statement on Form S-1 No. 333-93199, originally filed under the Securities Act, as amended through the date hereof, with the Commission on December 21, 1999 and AsiaInfo's Registration Statement No. 001-15713 on Form 8-A filed with the Commission on February 28, 2000, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall also be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        In addition to the above, all documents subsequently filed by AsiaInfo pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Item 4. Description of securities
        -------------------------

        Not applicable.

Item 5. Interests of named experts and counsel
        --------------------------------------

        The validity of the shares of Common Stock offered hereby has been passed upon for AsiaInfo by Clifford Chance. As of the date of this Registration Statement, attorneys who are members of or are employed by Clifford Chance and participating in matters on behalf of AsiaInfo relating to this Registration Statement, beneficially own an aggregate of 4,000 shares of AsiaInfo's Common Stock.

Item 6.  Indemnification of directors and officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VIII of AsiaInfo's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the Delaware General Corporation Law.

         AsiaInfo has obtained an insurance policy covering directors and officers for claims they might otherwise be required to pay or for which AsiaInfo is required to indemnify them, subject to certain limited exclusions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling AsiaInfo pursuant to the foregoing provisions, AsiaInfo has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of AsiaInfo in which indemnification is being sought, nor is AsiaInfo aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of AsiaInfo.

Item 7.  Exemption from registration claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

 Exhibit Number                                    Documents
---------------    ------------------------------------------------------------
      5.1 Opinion of counsel as to legality of securities being registered

     10.4           1995 Incentive Stock Option Plan

     10.5           1996 Incentive Stock Option Plan

     10.6           1997 Incentive Stock Option Plan

     10.7           1998 Incentive Stock Option Plan

     10.8*          1999 Incentive Stock Option Plan

     23.1           Consent of Counsel (contained in Exhibit 5.1)

     23.2           Consent of Independent Auditors

     24.1           Power of Attorney (see page II-5)

---------------

       * Incorporated by reference from Exhibit 10.4 of AsiaInfo's Registration Statement on Form S-1 (No. 333-93199) filed with the Commission on March 02, 2000.

Item 9.  Undertakings
         ------------

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(i) and (ii) hereto do not apply if the information required to be included in a post-effective amendment by clauses (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by AsiaInfo pursuant to
Section 13 or 15(d) of the Securities Exchange that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Act at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the AsiaInfo includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
(a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

         (b) Filing incorporating subsequent Exchange Act documents by reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effective date or filing of registration statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  June 15, 2000


                                  ASIAINFO HOLDINGS, INC.

                                  By:  /s/ Ying Han
                                       ---------------------------------
                                       Ying Han
                                       Chief Financial Officer
                                       (duly authorized officer and
                                       principal financial officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ying Han, as his or her attorney-in-fact, with full power of substitution, for her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that the said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                Date

/s/ Louis lau                           Chairman of the Board and Board Member           June 15, 2000
----------------------------
Louis Lau

/s/ James Ding                         Chief Executive Officer and Board Member          June 15, 2000
----------------------------
James Ding

                                        Senior Vice President, Chief Strategy            June ___, 2000
                                        Officer and Board Member
____________________________
Michael Zhao


/s/ Alan Bickell                        Board Member                                     June 15, 2000
----------------------------
Alan Bickell

                                        Board Member                                     June ___, 2000
____________________________
Patrick L. Keen

/s/ Chang Sun                           Board Member                                     June 15, 2000
----------------------------
Chang Sun

                                        Board Member                                     June ___, 2000
____________________________
Edward Tian

                                        Executive Vice President and Chief               June 15, 2000
/s/ Ying Han                            Financial Officer
----------------------------
Ying Han

/s/ James Zhang                         Authorized U.S. Representative                   June 15, 2000
----------------------------
James Zhang

                             ASIAINFO CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


Exhibit Number                                           Documents
------------------      ------------------------------------------------------------------------------
       5.1              Opinion of counsel as to legality of securities being registered

      10.4              1995 Incentive Stock Option Plan

      10.5              1996 Incentive Stock Option Plan

      10.6              1997 Incentive Stock Option Plan

      10.7              1998 Incentive Stock Option Plan

      10.8*             1999 Incentive Stock Option Plan

      23.1              Consent of Counsel (contained in Exhibit 5.1)

      23.2              Consent of Independent Auditors

      24.1              Power of Attorney (see page II-6)
__________________

        *               Incorporated by reference from Exhibit 10.4 of AsiaInfo's Registration
                        Statement on Form S-1 (No. 333-93199) filed with the Securities and
                        Exchange Commission on March 02, 2000.